UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     June 22, 2016

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Ave., Suite 300, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	501 205-8508

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
  Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 22, 2016, Inuvo, Inc. (the "Company") held an annual meeting of stockholders where two proposals were voted upon. The proposals are described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2016. Of the 24,469,604 shares of common stock outstanding and entitled to vote at the annual meeting, 12,566,869 shares (or 51.4%), constituting a quorum, were represented in person or by proxy at the annual meeting.  The final vote on the proposals was recorded as follows:

Proposal 1. Election of Class II Directors.

The following Class Is directors were each elected at the annual meeting to hold office until the 2019 meeting of stockholders according to the vote tabulation described below:

	“For”	“Against”	Broker Non-Votes
Charles L. Pope	10,962,847	1,604,022	0
F. William Conner	11,960,513	606,356	0

Proposal 2.  Ratification of the Appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm:

“For”	“Against”	“Abstain”	Broker Non-Votes
11,668,376	121,636	776,857	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: June 22, 2016	By:	/s/ John Pisaris
John Pisaris, General Counsel